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                                                                     EXHIBIT 2.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") made as of January 29, 2002 by and between CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Assignor"), and ADVANCED AERODYNAMICS & STRUCTURES, INC., a Delaware corporation ("Assignee").

                              W I T N E S S E T H:

      WHEREAS, Assignor has entered into certain financing arrangements with Mooney Aircraft Corporation ("Debtor" as hereinafter further defined) pursuant to which Assignor may make loans and advances and provide other financial accommodations to Debtor as set forth in the Loan and Security Agreement, dated May 15, 1995, between Assignor and Debtor, as amended (the "Loan Agreement" as hereinafter further defined), which obligations of Debtor to Assignor are secured by substantially all of the assets and properties of Debtor and are guaranteed by Avion Holding Corporation, formerly known as Mooney Holding Corporation ("Avion Holding"), AVAQ Group, Inc. ("AVAQ Group"), Paul S. Dopp ("Paul Dopp", and together with Avion Holding and AVAQ Group, each individually a "Guarantor" and, collectively, "Guarantors" as hereinafter further defined); and

      WHEREAS, Debtor has commenced the Chapter 11 Case (as hereinafter defined) in the Bankruptcy Court (as hereinafter defined) pursuant to which Debtor has retained possession of its assets and is authorized under the Bankruptcy Code (as hereinafter defined) to continue the management and operation of its business as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

      WHEREAS, the Bankruptcy Court has entered a Final Financing Order (as hereinafter defined) pursuant to which Assignor may make post-petition loans and advances to Debtor secured by substantially all of the assets and properties of Debtor as set forth in the Final Financing Order and the Financing Agreements (as hereinafter defined); and

      WHEREAS, Assignor has filed a Proof of Claim (as hereinafter defined) in the Chapter 11 Case with the Bankruptcy Court evidencing Assignor's pre-petition secured claim, post-petition secured claim and super-priority administrative claim against Debtor pursuant to the Final Financing Order; and

      WHEREAS, Assignor desires to assign to Assignee all of its right, title and interest in and to all of the Obligations (as hereinafter defined), the Collateral (as hereinafter defined) the Proof of Claim and all of the Financing Agreements; and

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      WHEREAS, Assignee desires to accept Assignor's right, title and interest in and to the Obligations, the Collateral, Proof of Claim and the Financing Agreements to the extent set forth below; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto and in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

      1. Definitions

      1.1 "AASI Collateral Assignment of Secured Debt" shall mean the Collateral Assignment of Debt and Security Agreements, dated of even date herewith, between Assignor and Assignee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.2 "AASI Secured Notes" shall mean, collectively, the Tranche A Note, the Tranche B Note and the Tranche C Note and the Tranche D Note.

      1.3 "AASI Security Agreements" shall mean, collectively (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), the following: (i) the AASI Secured Notes, (ii) the AASI Collateral Assignment of Secured Debt and (iii) all other agreements, documents and instruments executed or delivered in connection therewith.

      1.4 "Additional Financing" shall have the meaning given to such term in
Section 3.4 hereof.

      1.5 "Assigned Rights" means any and all of Assignor's right, title, and interest in, to and under the following:

            (a) the Obligations, including, without limitation, all Loans;

            (b) the Financing Agreements;

            (c) the Proof of Claim;

            (d) all claims (including "claims" as defined in Bankruptcy Code ss. 101(5)), suits, causes of action, and any other right of Assignor, whether known or unknown, against Debtor, any Guarantor, or any of their respective Affiliates, agents, representatives, contractors or advisors that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Assignor against any attorney, accountant or financial advisor arising under or in connection with the Financing Agreements;


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            (e) all guarantees by Guarantors and all Collateral and security of any kind for or in respect of the foregoing;

            (f) subject to Assignor's rights of setoff set forth in Section 12 hereof, all cash, securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of Assignor under the Loans, if any, and other extensions of credit under the Financing Agreements (whether for principal, interest, fees, reimbursement obligations, or otherwise) after the date hereof, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of Debtor, any Guarantor or the Financing Agreements, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

            (g) all proceeds of the foregoing.

      1.6 "Assignment Agreements" shall mean, collectively (a) this Agreement,
(b) the Transfer Notices and (c) all other assignments, indorsements, agreements, documents and instruments executed or delivered in common herewith.

      1.7 "Assumed Obligations" shall mean all of Assignor's duties, responsibilities, obligations and liabilities with respect to, or in connection with, or in any way related to the Assigned Rights, whether arising before, on or after the date hereof, direct or indirect, primary or secondary, contingent or non-contingent including, without limitation, the following:

      (a) all obligations to make loans or advances to Debtor pursuant to and in accordance with the terms of the Financing Agreements and the Final Order, including, without limitation, the Budget approved by the Bankruptcy Court on January 16, 2002;

      (b) all liabilities and obligations of Assignor arising out of, or related to the Obligations, the Collateral, the Financing Agreements, the Proof of Claim or the Chapter 11 Case;

      (c) all obligations, indebtedness or liabilities arising from any demand, action, cause of action, suit, controversy, damage, claim, counterclaim, defense, right or liability whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Person or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against Assignor for or on account of, or in relation to, or in any way in connection with (i) any right of setoff, offset, right of subrogation or recoupment claim of any kind (whether asserted under the Bankruptcy Code, including, without limitation, Sections 105, 506(c), 510, 553 or any other Section of the Bankruptcy Code, applicable law, equity or otherwise) against or in respect to any of the Assigned Rights, (ii) any claim (whether under the Bankruptcy Code, including, without limitation, Sections 105, 502(b)(2), 506(b), 506(d) or any other Section of the Bankruptcy Code, applicable law, equity or otherwise) for or on account of, or in relation to, or in any way in connection with any of the Assigned Rights not being fully secured by the Collateral at any time prior to, during or after the Chapter 11 Case;
(iii)


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any actions by any Person asserting any claim to recover any asset, property or interest by or on behalf of Debtor or any trustee of Debtor (whether in the Chapter 11 Case or any subsequent case to which the Chapter 11 Case is converted, whether under Chapter 7 of the Bankruptcy Code or otherwise), including, without limitation, any claim to recover any asset, property or interest as a result of transfers or obligations avoided or actions commenced, maintained or taken pursuant to Sections 105, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or under any other Section of the Bankruptcy Code, applicable law, equity or otherwise; (v) any claim arising in connection with or related to any of the proceedings set forth on Schedule 1.7 hereto; and
(vi) any claim or right afforded to the Official Committee of Unsecured Creditors in Debtor's Chapter 11 Case under paragraph 6 of the Financing Order, the Bankruptcy Code, applicable law or otherwise.

      1.8 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.9 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Western District of Texas or any other court having jurisdiction over the Chapter 11 Case from time to time.

      1.10 "Budget" shall have the meaning given to such term in the Loan Agreement.

      1.11 "Cash Purchase Price" shall mean the cash portion of the Purchase Price payable by Assignee to Assignor in accordance with the terms and conditions of Section 3.1 hereof.

      1.12 "Chapter 11 Case" shall mean the Chapter 11 Case of Debtor, referred to as In re Mooney Aircraft Corporation, Chapter 11 Case No. 01-53433K, which is being administered under the Bankruptcy Code, and is pending in the Bankruptcy Court.

      1.13 "Collateral" shall mean all real and personal property of Debtor's estate, wheresoever located, of any kind or nature, upon which Assignor has heretofore been granted a security interest or lien pursuant to the Financing Agreements or the Final Financing Order.

      1.14 "Debtor" shall mean Mooney Aircraft Corporation, a New Jersey corporation, as a Debtor and Debtor-in-Possession, and its successors and assigns (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of such corporation whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation).

      1.15 "Deferred Purchase Price" shall mean the deferred portion of the Purchase Price payable by Assignee to Assignor in accordance with the terms and conditions of Sections 3.2 and 3.4 hereof.


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      1.16 "Deferred Purchase Price Collateral" shall have the meaning given to such term in the AASI Collateral Assignment of Secured Debt.

      1.17 "Deferred Purchase Price Obligations" shall have the meaning given to such term in the AASI Collateral Assignment of Secured Debt.

      1.18 "Encumbrance" means any mortgage, pledge, lien, security interest, charge, hypothecation, or other encumbrance, security agreement, or security arrangement.

      1.19 "Financing Agreements" shall mean, collectively, the Loan Agreement and the agreements, documents and instruments executed or delivered in common therewith, including, without limitation, the agreements, documents and instruments set on forth on Schedule 1.19 hereto.

      1.20 "Final Financing Order" shall mean, collectively (as the same has heretofore been or may hereafter be amended, modified, supplemented or extended), the following: (i) Final Order Pursuant to Section 364(c) of The Bankruptcy Code And Rule 4001 of The Federal Rules of Bankruptcy Procedure Authorizing Debtor (A) to Obtain Post-petition Financing, (B) Granting Senior Liens and Priority Administrative Expense Status, (C) Modifying the Automatic Stay and (D) Authorizing Debtor to Enter into Agreements with Congress Financial Corporation the First Interim Financing Order, the Second Interim Financing Order, the Permanent Financing Order and (ii) such other orders relating thereto or authorizing the granting of credit by Assignor to Debtor on an emergency, interim or permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Case, including, without limitation, the right to make advances pursuant to a Budget, including, without limitation, the Budget approved by the Bankruptcy Court on January 16, 2002.

      1.21 "Governmental Authority" means any Federal, State, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

      1.22 "Guarantors" shall mean, individually and collectively, (i) AVAQ Group, Inc., a Florida corporation, and Avion Holding Corporation, a Delaware corporation, and their respective successors and assigns, and (ii) Paul S. Dopp, his heirs, executors, administrators, successors and assigns; provided, that, if a collateral assignment of life insurance policy or policies maintained by Debtor on the life of Paul S. Dopp are executed and delivered in accordance with the terms as of the Loan Agreement in an aggregate amount of not less than $2,500,000, Paul Dopp shall mean Paul S. Dopp, his successors and assigns, but not his heirs, executors or administrators.

      1.23 "Lepercq de Neuflize" shall mean Lepercq de Neuflize & Co. Incorporated, a New York corporation, and its successors and assigns.

      1.24 "Lepercq Participation" shall mean the participation in the Obligations, Collateral and Financing Agreements of Lepercq as set forth in the Junior Participation Agreement, dated as


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of April 21, 1999, between Assignor and Lepercq, as amended by Amendment No. 1 to Participation Agreement, dated as of March 12, 2001, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.25 "Loans" shall have the meaning given to such term in the Loan Agreement.

      1.26 "Loan Agreement" shall mean the Loan and Security Agreement, dated May 15, 1995, between Assignor and Debtor, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of May 15, 1995, Amendment No. 2 to Loan and Security Agreement, dated June 18, 1996, Amendment No. 3 to Loan and Security Agreement, dated as of November 14, 1996, Amendment No. 4 to Loan and Security Agreement, dated as of April 14, 1997, Amendment No. 5 to Loan and Security Agreement, dated as of September 24, 1997, Amendment No. 6 to Loan and Security Agreement, dated as of November 14, 1997, Amendment No. 7 to Loan and Security Agreement, dated as of December 17, 1997, Amendment No. 8 to Loan and Security Agreement, dated as of February 27, 1998, Amendment No. 9 to Loan and Security Agreement, dated as of March 13, 1998, Amendment No. 10 to Loan and Security Agreement, dated August 13, 1998, Amendment No. 11 to Loan and Security Agreement, dated as of October 30, 1998, Amendment No. 12 to Loan and Security Agreement, dated April 19, 1999, Amendment No. 13 to Loan and Security Agreement, dated September 14, 1999, Amendment No. 14 to Loan and Security Agreement, dated November 15, 1999, Amendment No. 15 to Loan and Security Agreement, dated as of March 12, 2001, Amendment No. 16 to Loan and Security Agreement, dated as June 11, 2001, Forbearance Agreement, dated July 20, 2001, and the Ratification and Amendment Agreement, dated as of August 3, 2001, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.27 "Obligations" shall mean all Loans and all other advances, debts, obligations, liabilities, indebtedness, covenants and duties of Debtor to Assignor of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising before, on and after the Petition Date and whether arising on or after the conversion or dismissal of the Chapter 11 Case, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Case, and arising under or related to the Loan Agreement, the other Financing Agreements, the Final Financing Order or by operation of law or otherwise and whether incurred by Debtor as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, prepayment penalties, late payment fees, other fees, commissions, costs, expenses and attorneys', accountants' and consultants' fees and expenses incurred by Assignor in connection with any of the foregoing.

      1.28 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture, limited liability company, limited liability partnership or other entity or any government or any agency or instrumentality or political subdivision thereof.


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      1.29 "Petition Date" shall mean the date of the commencement of the
Chapter 11 Case.

      1.30 "Prime Rate" shall have the meaning given in the AASI Secured Notes.

      1.31 "Proof of Claim" shall mean the Proof of Claim, together with the Proof of Claim Rider, filed on November 19, 2001, by Assignor with the Bankruptcy Court evidencing each of Assignor's pre-petition secured claim, post-petition secured claim and super-priority administrative claim against Debtor in the Chapter 11 Case, as the same has heretofore been or may hereafter be amended, modified, supplemented or extended.

      1.32 "Purchase Price" shall mean the Cash Purchase Price and the Deferred Purchase Price.

      1.33 "Tranche A" shall mean that portion of the Deferred Purchase Price payable in accordance with Section 3.2(a) hereof.

      1.34 "Tranche A Note" shall mean the Secured Tranche A Promissory Note, dated of even date herewith, made by Assignee payable to the order of Assignor in the original principal amount of $500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.35 "Tranche B" shall mean that portion of the Deferred Purchase Price payable in accordance with Section 3.2(b) hereof.

      1.36 "Tranche B Note" shall mean the Secured Tranche B Promissory Note, dated of even date herewith, made by Assignee payable to the order of Assignor in the original principal amount of $2,500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.37 "Tranche C" shall mean that portion of the Deferred Purchase Price payable in accordance with Section 3.2(c) hereof.

      1.38 "Tranche C Note" shall mean the Secured Tranche C Promissory Note, dated of even date herewith, made by Assignee payable to the order of Assignor in the original principal amount of $1,500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.39 "Tranche D" shall mean that portion of the Deferred Purchase Price payable in accordance with Section 3.2(d) hereof.

      1.40 "Tranche D Note" shall mean the Limited Recourse Secured Tranche D Promissory Note, dated of even date herewith, made by Assignee payable to the order of Assignor in the original principal amount of $5,714,408.71 as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.


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      1.41 "Transfer Notice" shall mean the Transfer Notice filed with the
Bankruptcy Court in the Chapter 11 Case to duly reflect the assignment of the Assigned Rights to Assignee under this Agreement in accordance with Section 6 hereof.

      2. Assignment and Assumption. In consideration of the mutual covenants and agreements contained in, and subject to the terms and conditions of, this
Agreement:

      2.1 Subject to the satisfaction of the conditions set forth in Section 4.1 hereof, Assignor does hereby sell, assign, transfer, convey and set over to Assignee without recourse, representation or warranty of any kind, except as expressly set forth herein, all of the Assigned Rights, and Assignor does hereby assign, transfer, delegate to Assignee all of the Assumed Obligations; and

      2.2 Subject to the satisfaction of the conditions set forth in Section 4.2 hereof, Assignee does hereby purchase, acquire and accept from Assignor all of the Assigned Rights, and Assignee does hereby assume and agree to perform and fully discharge and comply with all of the Assumed Obligations and be directly responsible for all Assumed Obligations.

      3. Payment of the Purchase Price. In consideration of the assignment by Assignor to Assignee of all of the Assigned Rights, Assignee shall pay to Assignor $13,714,408.71, as follows (the "Purchase Price"):

      3.1 The amount of $3,500,000 shall be paid by Assignee to Assignor in immediately available funds on the date hereof (the "Cash Purchase Price") by wire transfer in accordance with the wire transfer instructions set forth on
Schedule 3.1 hereto.

      3.2 The balance of the Purchase Price in the amount of $10,214,407.71 (the "Deferred Purchase Price") shall be payable by Assignee to Assignor pursuant to the AASI Secured Notes as follows.

            (a) Assignee shall pay to Assignor a portion of the Deferred Portion Price in the amount of $500,000 ("Tranche A"). Tranche A shall be evidenced by and be payable pursuant to the Tranche A Note and the other AASI Security Agreements. The Tranche A Note shall be for a term of six (6) months. All principal shall be due and payable at the end of the six (6) month term unless sooner payable pursuant to the mandatory prepayments in accordance with the terms set forth in Section 3.4 hereof and the other terms and conditions of the AASI Security Agreements. Interest shall be payable during the term of the Tranche A Note on the first business day of each month commencing February 1, 2002 and the Tranche A Note shall bear interest at the Prime Rate. The Tranche A Note shall be secured by all of the Deferred Purchase Price Collateral.

            (b) Assignee shall pay to Assignor a portion of the Deferred Portion Price in the amount of $2,500,000 ("Tranche B"). Tranche B shall be evidenced by and be payable pursuant to the Tranche B Note and the other AASI Security Agreements. The Tranche B Note shall be for a term of thirty-six (36) months. Principal shall be payable in twelve (12) consecutive quarterly


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

payments with final payment in full due at the end of the thirty-six (36) month term unless sooner payable pursuant to the mandatory prepayments in accordance with the terms set forth in Section 3.4 hereof and the other terms and conditions of the AASI Security Agreements. Interest shall be payable during the term of the Tranche B Note on the first business following the end of each quarter commencing with the quarter ending March 31, 2002. The Tranche B Note shall bear interest at the Prime Rate. The Tranche B Note shall be secured by all of the Deferred Purchase Price Collateral.

            (c) Assignee shall pay to Assignor a portion of the Deferred Portion Price in the amount of $1,500,000 ("Tranche C"). Tranche C shall be evidenced by and be payable pursuant to the Tranche C Note and the other AASI Security Agreements. The Tranche C Note shall be for a term of sixty (60) months. All principal shall be due and payable at the end of the sixty (60) month term unless sooner payable pursuant to the mandatory prepayments in accordance with the terms set forth in Section 3.4 hereof and the other terms and conditions of the AASI Security Agreements. No interest shall be payable during the first thirty (30) months of the term of the Tranche C Note but shall be payable on and after the thirty-first (31st) month of the term through and including the end of the term of the Tranche C Note. At such time, interest on the Tranche C Note shall be payable quarterly and shall bear interest at the Prime Rate. The Tranche C Note shall be secured by all of the Deferred Purchase Price Collateral.

            (d) Assignee shall pay to Assignor a portion of the Deferred Portion Price in the amount of $5,714,408.71 ("Tranche D"). Tranche D shall be evidenced by and be payable pursuant to the Tranche D Note and the other AASI Security Agreements. The Tranche D Note shall be for a term of sixty (60) months. All principal shall be due and payable at the end of the sixty (60) month term unless sooner payable in accordance with the terms of the AASI Security Agreements. The Tranche D Note shall be secured by all of the Deferred Purchase Price Collateral and the liability of AASI in the indebtedness evidenced by the Tranche D Note shall be limited to the value of the Deferred Purchase Price Collateral. The Tranche D Note shall bear interest at the Prime Rate but shall accrue and not be payable until the end of the term of the Tranche D Note; provided, that, if Assignee repays all of the indebtedness, liabilities and obligations under the Tranche A Note, the Tranche B Note, the Tranche C Note and the other AASI Security Agreements, then all indebtedness, liabilities and obligations under the Tranche D Note shall be forgiven and the Tranche D Note shall be marked "cancelled" and "paid in full" in connection with the termination of the AASI Security Agreements.

      3.3 The AASI Secured Notes shall be secured by a first priority perfected security interest and lien in favor of Assignor in and on all of Assignee's right, title and interest in and to the Assigned Rights pursuant to the AASI Security Agreements; provided, that, Assignor agrees to release such security interest in and lien on the Assigned Rights in accordance with the terms and conditions of the AASI Security Agreements.

      3.4 Assignee has advised Assignor that Assignee intends to seek to obtain additional loans or investments, the proceeds of which are to be used repay the obligations of Assignee to Assignor evidenced by or arising out of the AASI Secured Notes (the "Additional Financing").


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

Assignee shall make mandatory prepayments in respect of the obligations evidenced by or arising out of the AASI Secured Notes as follows:

            (a) If Assignee obtains Additional Financing on or before the maturity date of the Tranche C Note but after the maturity date of the Tranche A Note and the principal amount of such Additional Financing is equal to or exceeds $10,000,000 in the aggregate, then the initial proceeds of such Additional Financing shall be used to prepay the Tranche C Note in the principal amount of $750,000.

            (b) If Assignee obtains any such Additional Financing on or before the maturity date of each of the Tranche C Note and the Tranche A Note and the principal amount of such Additional Financing is equal to or exceeds $10,000,000 in the aggregate, then Assignee shall pay to Assignor (i) the amount equal to all of the obligations, liabilities and indebtedness owed under the Tranche A Note (including, without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Assignee to Assignor) and (ii) $750,000 as a partial prepayment in respect of the outstanding principal under the Tranche C Note.

            (c) If Assignee obtains any such Additional Financing on or before the maturity date of the Tranche C Note but after the maturity date of the Tranche A Note and the principal amount of such Additional Financing is less than $10,000,000 in the aggregate, then Assignee shall pay to Assignor (i) the amount equal to all of the obligations, liabilities and indebtedness under the Tranche A Note (including, without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Assignee to Assignor) and (ii) the amount equal to seven and one-half (7 1/2%) percent of the principal amount of such Additional Financing as a partial prepayment in respect of the outstanding principal under the Tranche C Note.

            (d) If Assignee obtains any such Additional Financing on or before the maturity date of each of the Tranche C Note and the Tranche A Note and the principal amount of such Additional Financing is less than $10,000,000 in the aggregate, then Assignee shall pay to Assignor (i) the amount equal to all of the obligations, liabilities and indebtedness under the Tranche A Note (including, without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Assignee to Assignor) and (ii) the amount equal to seven and one-half (7 1/2%) percent of the principal amount of such Additional Financing as a partial prepayment in respect of the then outstanding principal under the Tranche C Note.

      4. Conditions Precedent.

      4.5 Assignee's obligations to pay the Purchase Price to Assignor, to acquire the Assigned Rights, to assume the Assumed Obligations and to grant to Assignee a security interest in all of the Assigned Rights and Assumed Obligations shall be subject to the satisfaction of the following conditions:

            (a) Assignor's representations and warranties in this Agreement shall be true and correct on the date hereof; and


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

            (b) Assignee shall have received: (i) this Agreement duly executed on behalf of Assignee, and (ii) photocopies of all of the Financing Agreements as in effect on the date hereof.

      4.6 Assignor's obligation to sell, transfer, assign, grant, and convey the Assigned Rights to Assignee on the date hereof shall be subject to the satisfaction of the following conditions:

            (a) Assignee's representations and warranties in this Agreement and the AASI Security Agreements shall be true and correct on the date hereof;

            (b) Assignor shall have received, in form and substance satisfactory to Assignor, the Cash Purchase Price in accordance with the terms and conditions of Section 3.1 hereof;

            (c) Assignor shall have received, in form and substance satisfactory to Assignor, each of the AASI Secured Notes, the AASI, Collateral Assignment of Secured Debt and each of the other Assignment Agreements duly authorized, executed and delivered by Assignee in favor of Assignee;

            (d) Assignor shall have received, in form and substance satisfactory to Assignor, an original of the Notice, Consent, Agreement, Release and Covenant Not to Sue by each Guarantor, and Lepercq de Neuflize in favor of Assignor, duly authorized, executed and delivered; and

            (e) Assignor shall have received, in form and substance satisfactory to Assignor, each of the items set forth on Schedule 4.1 hereto.

      5. Representations and Warranties.

      5.7 Assignor hereby represents and warrants and covenants with and to Assignee as follows:

            (a) The books and records of Assignor reflect that the unpaid principal balance of all the Obligations, plus accrued and unpaid interest, fees and charges thereon, as of the date hereof is $13,714,408.71, which amount has been incorporated into the Purchase Price as set forth in Section 3 hereof.

            (b) Assignor is the sole legal and beneficial owner of the Assigned Rights, free and clear of any Encumbrance, except for the security interest and lien granted by Assignee in favor of Assignor pursuant to the AASI Security Agreements, and the Assigned Rights are not subject to any prior sale, transfer, assignment or participation by Assignor or any agreement to assign, convey, transfer or participate, in whole or in part, except for the Lepercq Participation.

            (c) Notice of the assignment by Assignor to Assignee has been given to Debtor pursuant to the Loan Agreement and to each Guarantor and Lepercq de Neuflize pursuant to each Notice, Consent, Agreement, Release and Covenant Not to Sue by Guarantors and Lepercq de Neuflize.

            (d) Assignor is duly organized and existing under the laws of the State of Texas, is in good standing under such laws, and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder.

            (e) This Agreement has been duly executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof.

            (f) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Collateral or the Loan Agreement or any other instrument or document furnished pursuant thereto except with respect to statements, warranties or representations made by such Assignor. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Debtor, Guarantors or any of their respective affiliates, or the performance or observance by Debtor, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith. Assignor makes no representation or warranty and assumes no responsibility with respect to the validity, enforceability, effectiveness or priority of any security interest or liens in respect of any of the Collateral.

            (g) No broker, finder or other entity acting under Assignor's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Assignee could be responsible.

            (h) Assignor is the original "Lender" as such term is defined in the Loan Agreement.

            (i) Assignor (i) is not and has never been (A) an "insider" of Debtor (as "insider" is defined in Bankruptcy Code ss. 101(31)) or (B) an Affiliate of Debtor and (ii) is not, and has not been, a member of (1) any official or unofficial committee appointed or otherwise constituted in the Chapter 11 Case or (2) any committee relating to the Debtor formed prior to the commencement of the Chapter 11 Case.

            (j) Assignor (i) is a sophisticated assignor with respect to the sale of the Assigned Rights and the retention of the Retained Obligations, (ii) has adequate information concerning the business and financial condition of Debtor and the status of the Chapter 11 Case to make an informed decision regarding the sale of the Assigned Rights and the retention of the Retained Obligations and (iii) has independently and without reliance upon Assignee made its own analysis and decision to enter into this Agreement, except that Assignor has relied upon Assignee's express representations, warranties, covenants, and indemnities in this Agreement.

            (k) Assignor has provided to Assignee true, correct and complete copies of (i) the Loan Agreement as in effect on the date hereof, (ii) the other Financing Agreements as in effect on the date hereof and (iii) the Proof of Claim as in effect and subsisting on the date hereof. As of the date hereof, to the knowledge of Assignor, Assignor is not a party to any written agreement that has a material impact on the Assigned Rights, other than the Financing Agreements listed on Schedule 1.19 hereto.

            (l) Upon the receipt by Assignor, in form and substance satisfactory to Assignor, of an original of a Notice, Consent, Agreement, Release and Covenant Not to Sue by Debtor, duly authorized, executed and delivered, together with an order, in form and substance satisfactory to Assignor, issued by the Bankruptcy Court in the Chapter 11 Case, approving the execution and delivery thereof by Debtor and the performance by Debtor thereunder, Assignor agrees (i) to enter into a mutual release, in form and substance satisfactory to Assignor, with respect to any claims it may have against Paul S. Dopp, AVAQ Group, Inc. and Avion Holding Corporation and (ii) to permit Assignee to release each of Paul S. Dopp, AVAQ Group, Inc. and Avion Holding Corporation from each of their guarantees of the Obligations,.

      5.8 Assignee hereby represents and warrants and covenants with and to Assignor as follows:

            (a) Assignee is duly organized and existing under the laws of the State of Delaware Assignee has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations.

            (b) This Agreement has been duly executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof.

            (c) Neither the execution and delivery of this Agreement or any of the other Assignment Agreements, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions thereof or hereof
(i) has violated or will violate the Bankruptcy Code, any Federal or State securities laws, any State corporation law, or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect, or (ii) does or will conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which Assignee is a party or may be bound, other than conflicts or defaults under certain real estate leases, intellectual property licenses and equipment leases, or (iii) does or will violate any provision of Assignee's Certificate of Incorporation of Assignee or By-Laws.

            (d) Assignee (i) is a sophisticated entity with respect to the purchase of the Assigned Rights and the assumption of the Assumed Obligations,
(ii) is able to bear the economic risk associated with the purchase of the Assigned Rights and the assumption of the Assumed Obligations, (iii) has adequate information concerning the business and financial condition of Debtor and the status of the Chapter 11 Case to make an informed decision regarding the purchase of the Assigned Rights and the assumption of the Assumed Obligations,
(iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Assignor, and based on such information as Assignee has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Assignee has relied upon Assignor's express representations, warranties, covenants, and indemnities in this Agreement.

            (e) No broker, finder, or other entity acting under Assignee's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Assignor could be responsible.

            (f) No proceedings are (i) pending against Assignee or (ii) to the best of Assignee's knowledge, threatened against Assignee before any relevant Governmental Authority that, in the aggregate, will materially and adversely affect any action taken or to be taken by Assignee under this Agreement.

      6. Transfer Notice.

      6.9 Assignor and Assignee shall execute and deliver, and Assignee shall promptly file or cause to be filed with the Bankruptcy Court to the extent required by the Bankruptcy Rules, a Transfer Notice to duly reflect the assignment of the Assigned Rights to Assignee under Bankruptcy Rule 3001(e).

      6.10 Assignor (a) agrees to take such other reasonable steps as Assignee may request to help Assignee effect and evidence the assignment of the Assigned Rights to Assignee in the Chapter 11 Case, (b) subject to the terms and conditions contained herein and in the Assignment Agreements, waives notice of, and the right to object to, any filing in respect of Transfer Notice under Bankruptcy Rule 3001(e), and (c) subject to the terms and conditions contained herein and in the Assignment Agreements, agrees that it will not object to the Filing of the Transfer Notice.

      70 Permitted Transfers. Assignee may not sell, assign, grant a participation in, or otherwise transfer all or any portion of the Assigned Rights, this Agreement, its rights under this Agreement without the prior consent of Assignor, except that, Assignee may assign all of the Assigned Rights to another Person after Assignor has received and retained payment in full of all of the Deferred Purchase Price Obligations.

      8. Voting.

      8.1 Subject to the terms and conditions contained herein and in the Assignment Agreements, Assignee shall have the authority to exercise all voting and other rights and remedies with respect to the Assigned Rights so long as each of the following conditions shall have been satisfied as determined by
Assignor: (a) no "Event of Default" as such term is defined in the AASI Collateral Assignment of Secured Debt shall exist or have occurred and be continuing and (b) Assignor has received not less than ten (10) days prior written notice of the intention of

Assignee to exercise any voting or other rights in the Chapter 11 Case, together with a description in reasonable detail of the actions Assignee proposes to take in connection therewith, all of which actions shall be subject to the prior written consent of Assignee.

      8.2 At any time that a default or an event of default exists has occurred and is continuing under the Assignment Agreements, subject to the terms and conditions contained herein and in the Assignment Agreements, Assignee (i) shall not take any action with respect to the Assigned Rights and (ii) shall take (or refrain from taking) any action with respect to the Assigned Rights in accordance with the prior written instructions of Assignor.

      9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

      10. Delivery of Documents. Assignee hereby irrevocably designates, appoints and authorizes Assignor to act as agent for Assignee for the purpose of being the nominal secured party of record in respect of any of the Financing Agreements recorded with any Governmental Authority with such powers to preserve and maintain the validity of the Financing Agreements in accordance with the terms thereof. Assignor hereby accepts such appointment in accordance with the terms and conditions contained in this Agreement, subject to the rights and remedies of Assignor under the AASI Security Agreements. Assignor (a) shall have no duties or responsibilities except those expressly set forth herein, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for Assignee; (b) shall not be responsible to Assignee for any recitals, statements, representations or warranties contained in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreement or any other document referred to or provided for therein or for any failure by Debtor or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Assignee for any action taken or omitted to be taken by it under any of the Financing Agreements or under any other document or instrument referred to or provided for herein or therein or in connection therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Assignor may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Assignor may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Assignor shall have been delivered to and acknowledged by Assignor.

      11. Indemnification.

      11.3 Assignee shall, from and after the effective date hereof, indemnify and save Assignor harmless from and against any and all actions, suits, proceedings, demands, assessments, judgments, claims, liabilities, losses, costs, damages or expenses, including reasonable attorneys' fees and legal expenses, arising out of or in any way in connection with any of the Assigned Rights and Assumed Obligations, including, without limitation (a) any action or inaction by Assignee with respect to the Financing Agreements, after the effective date hereof, (b) any claims by Lepercq de Neuflize in respect of the Lepercq Participation, or (c) the inaccuracy or breach of any of the representations or warranties contained herein.

      11.4 Assignor shall, from and after the effective date hereof, indemnify and save Assignee harmless from and against any and all actions, suits, proceedings, demands, assessments, judgments, claims, liabilities, losses, costs, damages or expenses, including reasonable attorneys' fees and legal expenses arising out of or in any way in connection with the inaccuracy or breach of any of the representations, warranties or covenants by Assignor contained herein,

      11.5 Assignee agrees to indemnify Assignor from and save and hold harmless against all loss, cost, damage or expense which Assignor may suffer or incur as a result of any non-payment, claim, refund or dishonor of any checks or other items which have been credited by Assignor to the account of Debtor with Assignor, together with any reasonable expenses or other reasonable and customary charges incident thereto. Any such claims against Debtor for reimbursement may be paid to Assignor by Assignee for the account of Debtor, upon the demand of Assignor therefor, sent in writing by Assignor to Assignee and to Debtor at any time within sixty (60) days after the date hereof.

      12. Distributions. If at any time after the date hereof, Assignor receives a payment in respect of the Assigned Rights (a "Distribution"), Assignor shall accept and hold the Distribution for the account and sole benefit of Assignee, and deliver the Distribution promptly to Assignee in the same form received and, when necessary or appropriate, with Assignor's indorsement except to the extent prohibited under any applicable law, rule, or order; provided, that, if a "Default" or "Event of Default" as such terms are defined in the AASI Collateral Assignment of Secured Debt, Assignor shall have the right to retain and keep any such Distribution and offset such Distribution against any obligations, liabilities or indebtedness owing in respect of the AASI Security Agreements or any of the other Assignment Agreements.

      13. Withholding Tax. Assignee (a) represents and warrants to Assignor that under applicable law and treaties no tax will be required to be withheld by Assignee with respect to any payments to be made to Assignee under any of the Financing Agreements and (b) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      14. Disclosure.

      14.6 Each of Assignor and Assignee agrees that, without the prior consent of the other, it shall not disclose the contents of this Agreement or the Assignment Agreements to any person, except that either of Assignor or Assignee may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, or regulation, (c) to any Governmental Authority having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Person, or (e) to its professional advisors and auditors.

      14.7 Assignee agrees to comply with the requirements of the Loan Agreement and the other Financing Agreements regarding confidentiality.

      15. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed duly given or made if in writing and made to the appropriate party at their address set forth below:

              If to Assignee:       Advanced Aerodynamics & Structures, Inc.
                                    3205 Lakewood Boulevard
                                    Long Beach, California 90808
                                    Attention:  J. Nelson Happy, Esq.
                                    Telecopy No.: (562) 938-8670

              If to Assignor:       Congress Financial Corporation (Southwest)
                                    1201 Main Street, Suite 1625
                                    Dallas, Texas 75202
                                    Attention: Regional Portfolio Manager
                                    Telecopy No.: (214) 718-9118

              with a copy to:       Congress Financial Corporation
                                    1133 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Mr. Mark Fagnani
                                    Telecopy No.: (212) 840-6259

      16. Assigns; Survival.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

            (b) All representations, warranties, covenants, indemnities and other provisions made by the parties hereto shall be considered to have been relied upon by such parties, shall be true and correct as of the date hereof, and shall survive the execution, delivery, and performance of this Agreement and the other documents required to be delivered in connection herewith.

      17. Governing Law. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto in connection with this Agreement, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflict of laws).

      18. Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                 ASSIGNOR:

                                 CONGRESS FINANCIAL CORPORATION
                                   (SOUTHWEST)

                                 By:____________________________

                                 Title:___________________________


                                  ASSIGNEE:

                                  ADVANCED AERODYNAMICS & STRUCTURES, INC.

                                  By:____________________________

                                  Title:___________________________

                                  SCHEDULE 1.7
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                          List of Adversary Proceedings

      1. Creditor Committee's Motion for the Entry of Order Extending the Time to File Complaint to Determine the Validity, Priority or Extent of Liens of Congress Financial Corporation (an agreed order is due to the court to be filed by Paul Singerman, attorney for the Creditors Committee);

      2. Adversary Proceeding No. 5-01-05166-rbk styled Congress Financial Corporation v. Realization Services, Inc.; Jenkens& Gilchrist, a Professional Corporation; Matthews & Branscomb; Equity Development, Inc.; Fedsecurities, Inc.; Bergersingerman and Langley & Banack, Incorporated; John Doe; Jane Doe; XYZ Corporation; ABC Partnership (dismissed by Notice of Dismissal entered on November 15, 2001);

      3. Adversary Proceeding No. 5-01-05156-rbk styled Textron Financial Corp. vs. ASI-Aero Services, Inc., Galvin Flying Service, Christian Dopp, and Congress Financial Corporation (Southwest); and,

      4. Any proceedings identified on the current docket sheets of the Chapter 11 Case, including any proceedings identified on or referenced in the attached docket sheet of the Chapter 11 Case, downloaded on January 28, 2002, from the internet website (ecf.txwb.uscourts.gov) of the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") through the Bankruptcy Court's Case Management/ Electronic Case Filing System.

                                  SCHEDULE 1.19
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                          List of Financing Agreements

      1. Loan and Security Agreement, dated May 15, 1995, between Assignor and Debtor, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of May 15, 1995, Amendment No. 2 to Loan and Security Agreement, dated June 18, 1996, Amendment No. 3 to Loan and Security Agreement, dated as of November 14, 1996, Amendment No. 4 to Loan and Security Agreement, dated as of April 14, 1997, Amendment No. 5 to Loan and Security Agreement, dated as of September 24, 1997, Amendment No. 6 to Loan and Security Agreement, dated as of November 14, 1997, Amendment No. 7 to Loan and Security Agreement, dated as of December 17, 1997, Amendment No. 8 to Loan and Security Agreement, dated as of February 23, 1998, Amendment No. 9 to Loan and Security Agreement, dated as of March 13, 1998, Amendment No. 10 to Loan and Security Agreement, dated August 13, 1998, Amendment No. 11 to Loan and Security Agreement, dated as of October 30, 1998, Amendment No. 12 to Loan and Security Agreement, dated April 19, 1999, Amendment No. 13 to Loan and Security Agreement, dated September 14, 1999, Amendment No. 14 to Loan and Security Agreement, dated November 15, 1999, Amendment No. 15 to Loan and Security Agreement, dated as of March 12, 2001, Amendment No. 16 to Loan and Security Agreement, dated as June 11, 2001, Forbearance Agreement, dated July 20, 2001, and the Ratification and Amendment Agreement, dated as of August 3, 2001;

      2. Third Amended and Restated Term Promissory Note A, dated November 15, 1999, by Debtor payable to the order of Assignor in the original principal amount of $1,100,000;

      3. Fourth Amended and Restated Promissory Note B, dated April 19, 1999, by Debtor payable to the order of Assignor in the original principal amount of $4,000,000;

      4. Aircraft Chattel Mortgage and Security Agreement, dated as of May 15, 1995, by and between Debtor and Assignor;

      5. Supplemental Schedule #3, dated as of June 7, 1995, by Mooney with respect to Aircraft Chattel Mortgage, through and including Supplemental Schedule #79, dated as of June 27, 2001.

      6. Trademark Collateral Assignment and Security Agreement, dated May 15, 1995, by and between Assignor and Debtor;

      7. Leasehold Deed of Trust, Security Agreement, and Financing Statement, dated as of May 15, 1995, by Debtor in favor of Assignor, as amended by Supplement No. 1 to Leasehold Deed of Trust, dated as of June 18, 1996, Supplement No. 2 to Leasehold Deed of Trust, dated as of November 14, 1997, Supplement No. 3 to Leasehold Deed of Trust, dated as of February 27, 1998, Supplement No. 4 to Leasehold Deed of Trust, dated as of August 13, 1998,

Supplement No. 5 to Leasehold Deed of Trust, dated as of April 19, 1999, Supplement No. 6 to Leasehold Deed of Trust, dated as of September 13, 1999, Supplement No. 7 to Leasehold Deed of Trust, dated as of November 15, 1999, and Supplement No. 8 to Leasehold Deed of Trust, dated as of June 11, 2001;

      8. Landlord Estoppel and Access Agreement, dated April 29, 1982, by and among Kerrville-Kerr County Joint Airport Board, City of Kerrville, County of Kerr, and Assignor, relating to property described in a Lease, as amended;

      9. Landlord Estoppel and Access Agreement, dated January 10, 1963, by and among Kerrville-Kerr County Joint Airport Board, City of Kerrville, County of Kerr, and Assignor, relating to property described in a Lease, as amended;

      10. Landlord Estoppel and Access Agreement, dated January 23, 1963, by and among Kerrville-Kerr County Joint Airport Board, City of Kerrville, County of Kerr, and Assignor, relating to property described in a Lease, as amended;

      11. In lieu financing statement filed by Assignor against Debtor with respect to pre-effective date UCC Financing Statements;

      12. Subordination Agreement, dated as of November 14, 1996, by and between Assignor and Lepercq Group LTD., as amended by Amendment No. 1 to Subordination Agreement, dated as of March 12, 2001, by and among Assignor, Lepercq Group LTD., and Lepercq, De Neuflize & Co. Incorporated;

      13. Subordination Agreement, dated as of May 15, 1995, by and among Assignor, Groupe MSC, S.A., and Mooney Holding Corporation, as amended;

      14. Blocked Account Agreement, dated May 15, 1995, by and among Assignor, Debtor and Security Bank and Trust;

      15. Guarantee, dated as of April 19, 1999, by AVAQ Group, Inc. in favor of Assignor;

      16. Pledge and Security Agreement, dated as of July 18, 2001, by AVAQ Group, Inc., in favor of Lender in respect of the shares of Capital Stock of the Debtor;

      17. Guarantee, dated as of May 15, 1995, by Avion Holding Corporation in favor of Assignor;

      18. General Security Agreement, dated May 15, 1995, by Avion Holding Corporation in favor of Assignor;

      19. In lieu financing statement filed by Assignor against Avion Holding Corporation with respect to pre-effective date UCC Financing Statements;

      20. Guarantee, dated as of June 11, 2001, by Paul S. Dopp in favor of Assignor;

      21. Reaffirmation and Amendment of Guarantor Documents, dated as of July 27, 2001, by and between Avaq Group, Inc. and Assignor;

      22. Reaffirmation and Amendment of Guarantor Documents, dated as of July 27, 2001, by and between Paul S. Dopp and Congress;

      23. Reaffirmation and Amendment of Guarantor Documents, dated as of July 27, 2001, by and between Avion Holding Corporation and Congress; and

      24. Proof of Claim, together with the Proof of Claim Rider, filed on November 9, 2001, by Congress with the Bankruptcy Court.

      25. Final Order Pursuant to Section 364(c) of The Bankruptcy Code And Rule 4001 of The Federal Rules of Bankruptcy Procedure Authorizing Debtor to Obtain Post-petition Financing, Granting Senior Liens and Priority Administrative Expense Status, Modifying the Automatic Stay and Authorizing Debtor to Enter into Agreements with Congress Financial Corporation the First Interim Financing Order, the Second Interim Financing Order, the Permanent Financing Order and such other orders relating thereto or authorizing the granting of credit by Assignor to Debtor on an emergency, interim or permanent basis pursuant to
Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Case, including, without limitation, the right to make advances pursuant to a Budget, including, without limitation, the Budget approved by the Bankruptcy Court on January 16, 2002.

      26. The agreements, documents or instruments described in the Financing Agreement Document Index attached hereto.

                                      INDEX
                                       TO
                              FINANCING AGREEMENTS

      1. Term Promissory Note A, dated May 15, 1995, by Mooney Aircraft Corporation ("Mooney") payable to Congress Financial Corporation (Southwest) ("Congress") in the original principal amount of $1,200,000;

      2. Term Promissory Note B by Mooney payable to Congress in the original principal amount of $2,200,000;

      3. UCC-1 Financing Statements between Congress, as secured party, and Mooney as debtor;

      4. Notice to FAA of Security Interest in FAA Type Certificate, dated May 15, 1995, by Mooney;

      5. Special Power of Attorney (FAA Type Certificate), dated May 12, 1995, by Mooney in favor of Congress;

      6. Original of FAA Type Certificate Number 2A3;

      7. Bailee Letter regarding FAA Type Certificate Number 2A3, dated May 15, 1995, by Congress;

      8. Trademark Collateral Assignment and Security Agreement, dated May 15, 1995, by and between Mooney and Congress;

      9. Special Power of Attorney (Trademark), dated May 15, 1995, by Mooney in favor of Congress;

      10. City-County Mooney Airport Lease - 1982, dated April 29, 1982, by and among Kerr County- City of Kerrville Joint Airport Board (the "Board"), City of Kerrville (the "City"), Kerrville County (the "County") and Mooney, as amended;

      11. Notice to Board, City and County, dated May 15, 1995, by Mooney, with respect to April 29, 1982 Lease re: Leasehold Deed of Trust;

      12. Lease, dated January 10, 1963, by and among the Board, the City, the County and Mooney, as amended;

      13. Notice to Board, City and County, dated may 15, 1995, by Mooney, with respect to January 10, 1963 Lease regarding Leasehold Deed of Trust;

      14. Lease, dated January 23, 1963, by and between Notice to Kerr Economic Development Foundation, Inc. ("KEDF") and Mooney, as amended;

      15. Notice, dated May 15, 1995, by Mooney to KEDF with respect to January 23, 1963 Lease re: Leasehold Deed of Trust;

      16. UCC Fixture Filing, dated May 22, 1995, between Congress, as secured party, and Mooney, as debtor, with Rider, for filing in Kerr County, Texas;

      17. UCC-1 Financing Statements between Congress, as secured party, and Mooney Holding, as debtor;

      18. Allonge Indorsement, dated May 15, 1995, by Mooney Holding affixed to original Amended and Restated Subordinated Promissory Note by Mooney payable to Mooney Holding in the principal amount of $1,150,664.05;

      19. Subordinated Agreement, dated May 15, 1995, by and among Congress, Groupe MSC, S.A., Euralair, S.A. and Mooney Holding;

      20. Subordinated Promissory Note, dated May 15, 1995, by Mooney payable to Groupe MSC S.A. in the original principal amount of $1,500,000;

      21. Subordinated Promissory Note, dated May 15, 1995, by Mooney payable to Euralair, S.A. in the original principal amount of $1,500,000;

      22. Amended and Restated Subordinated Promissory Note, dated May 15, 1995, by Mooney payable to Mooney Holding Corporation in the original principal amount of $1,150,664.05;

      23. Release Agreement, dated May 15, 1995, by and among Mooney, Mooney Holding, Euralair, S.A., Euralair International S.A., Groupe MSC, S.A., and Lepercq Groupe Ltd. ("Lepercq Group");

      24. Letter, dated May 15, 1995, regarding Release Agreement and signature page of Lepercq Group;

      25. UCC-3 Termination Statements by Lepercq Group;

      26. Discharge of Deed of Trust, Security Agreement and Financing Statement by Lepercq Group filed with the Recorder of Deeds of Kerr County, Texas

      27. Copy of Promissory Note, dated February 28, 1995, by Mooney payable to Lepercq Group in the original principal amount of $8,975,180.05 marked "cancelled" or "paid in full";

      28. Copy of Promissory Note, dated April 24, 1995, by Mooney payable to Lepercq Group in the original principal amount of $500,000 marked "cancelled" or "paid in full";

      29. Landlord Estoppel and Access Agreement, dated July 10, 1995, by Board, City and County in favor of Congress for Parcel 1 of Louis Schreiner Field, Kerrville, Texas;

      30. Landlord Estoppel and Access Agreement dated July 10, 1995, by Board, City and County in favor of Congress for Parcel 2, Louis Schreiner Field, Kerrville, Texas;

      31. Landlord Estoppel and Access Agreement, dated July 10, 1995, by KEDF in favor of Congress for Parcel 3, Louis Schreiner Field, Kerrville, Texas;

      32. Secretary's Certificate of Mooney, dated May 15, 1995, certifying (a) By-Laws; (b) Certificate of Incorporation; and (c) Directors' Resolutions;

      33. Secretary's Certificate of Mooney Holding, dated May 15, 1995, certifying (a) By-Laws; (b) Certificate of Incorporation; (c) Directors' Resolutions; and Sole Shareholder Resolutions;

      34. Copy of Certificate of Incorporation of Mooney certified by New Jersey Secretary of State as of April 11, 1995;

      35. Copy of Certificate of Incorporation of Mooney Holding certified by Delaware Secretary of State as of November 28, 1988;

      36. Certificate of Authority to do business in the state of Texas for Mooney;

      37. Certificate of Authority to do business in the state of New Jersey for Mooney;

      38. Certificate of Authority to do business in the state of Delaware for Mooney Holding;

      39. FAA Title and Lien Searches dated April 13, 1995;

      40. Certificate of Insurance for Hull Insurance, together with Lender's Loss Payable Endorsement in favor of Congress, dated as of May 15, 1995;

      41. Letter, dated May 12, 1995, regarding subrogation clause for loss payable endorsement to hull insurance, by Chubb & Son, Inc.;

      42. Certificate of Insurance for Property Insurance, together with Lender's Loss Payable Endorsement in favor of Congress, and Certificate of Insurance for Automobile Insurance, dated May 12, 1995;

      43. Letter, dated May 12, 1995, regarding subrogation clause for loss payable endorsement to property insurance;

      44. Pay Proceeds Authorization Letter dated May 15, 1995, by Mooney to Congress;

      45. Instruction Letter to Accountants, dated May 15, 1995, by Mooney;

      46. Advisory Letter, dated April 25, 1995, from FAA with respect to "Type Certificates";

      47. letter agreement, dated May 15, 1995, by and between Mooney and Congress regarding Termination of French Loan Documents and Liens;

      48. Waiver, dated May 15, 1995, by and between Mooney and Congress regarding Indebtedness and Liens under Loan Agreement regarding French Loan Documents and Liens;

      49. Officer's Certificate, dated May 15, 1995, by Mooney regarding Prior Names;

      50. Escrow Letter, dated May 10, 1995, by and among Rogers & Wells, Haythe & Curley and Congress regarding Escrow Documents;

      51. letter agreement, dated May 15, 1995, by and between Rogers & Wells and Congress regarding Receipt of Escrow Documents from Rogers & Wells;

      52. letter, dated May 15, 1995, by Congress regarding Release of Escrow for Lepercq Release Instruments;

      53. Letter, dated May 3, 1995, by Mooney regarding Federal, State and Franchise tax return filing extensions;

      54. Post-Closing Items Letter, dated May 15, 1995, by and between Congress and Mooney.

      55. Junior Participation Agreement, dated April 29, 1999, by and between Congress and Lepercq.

      56. Amendment No.1 to Participation Agreement, dated as of March 12, 2001, between Congress and Lepercq de Neuflize & Co. Incorporated ("Lepercq");

      57. Junior Participation Agreement, dated July 23, 1998, by and between Congress and AVAQ Mooney, Inc. ("AVAQ");

      58. Amendment to Junior Participation Agreement, dated April 19, 1999, by and between Congress and AVAQ;

      59. Termination of Junior Participation Agreement, dated as of March 12, 2001, by and between Congress and AVAQ;

      60. Revolving Demand Subordinated Note, dated as of April 14, 1997, by Mooney in favor of AVAQ Partners, Inc. in the principal amount of $750,000.

      61. Subordination Agreement, dated as of April 14, 1997, by and between Congress and AVAQ Partners, Inc.

      62. Secretary's Certificate of Directors' Resolutions and Incumbency regarding Amendment Nos. 7 and 8 to Loan and Security Agreement, dated February 20, 1998, by Mooney;

      63. Vice President's Certificates of Directors' Resolutions and Incumbency Regarding Amendment, No. 6, to Loan and Security Agreement, dated as of November 17, 1998, by Mooney;

      64. Unanimous Written Consent of Directors in Lieu of Special Meeting of the Board of Directors of Mooney Holding, dated February 20, 1998;

      65. Unanimous Written Consent of Directors In Lieu of Special Meeting of the Board of Directors of Mooney Holding Corporation, dated November 17, 1997;

      66. First Amendment to Investment Agreement, Security Holder Agreement and Pledge Agreement, dated December 17, 1997, by and among Mooney, Mooney Holding, Groupe MSC, S.A., Euralair, S.A., the holders of Mooney Holding common stock, AVAQ, Lepercq Group, Ltd. and Lepercq Capital Management;

      67. Loan Contract, dated May 17, 1995, by and between Societe de Banque Occidentale and Mooney;

      68. Second Amendment to Investment and Interim Agreement, dated March 1998, by and among Mooney, Mooney Holding, Groupe MSC, S.A., Euralair, S.A., the holders of Mooney Holding common stock, AVAQ, Lepercq Group, Ltd and Lepercq Capital Management;

      69. Amendment No. 2 to Subordination Agreement, dated as of March 12, 2001, by and among Congress, Euralair, S.A., Groupe MSC, S.A., and Mooney Holding;

      70. Agreement to Restructure the Lepercq Revolving Demand Subordinated Note, dated as March 12, 2001, by and among the Lepercq Group, Ltd., Mooney, AVAQ Group, Inc and Lepercq;

      71. Amendment to Shareholder Notes, dated as of March 12, 2001, by and between Mooney, AVAQ Group, Inc., Groupe MSC, S.A. and Euralair, S.A.;

      72. Revolving Demand Subordinated Note, as of November 14, 1996, by Mooney in favor of Lepercq Group Ltd. marked as cancelled;

      73. Payment of Fee under the Fourth Amendment to the Investment Agreement, dated March 12, 2001, by and between Mooney and Lepercq Capital Management, Inc.

      74. Waiver of Exercise of Warrants under the Investment Agreement, March 12, 2001, by and between Mooney and AVAQ Group, Inc.;

      75. letter agreement, dated March 12, 2001, by and between Lepercq and Lepercq Group, Ltd.

      76. Assignment and Assumption Agreement, dated March 12, 2001, by and between Lepercq Group, Ltd., and Lepercq;

      77. Mutual General Release, dated as of March 12, 2001, by and among Mooney, Mooney Holding, Groupe MSC, S.A., Euralair, S.A., Lepercq Group, Ltd, Lepercq Capital Management, Inc., Lepercq, and AVAQ Group Inc.

      78. Pledge Agreement, dated March 12, 2001, by and among Mooney, AVAQ Group, Inc., and Lepercq;

      79. Escrow Agreement, dated March 12, 2001, by and among Mooney, AVAQ Group, Inc., and Lepercq;

      80. Certificate of Ownership and Merger of Avion Holding Corporation, dated March , 1999;

      81. Unanimous Written Consent of the Board of Directors and Shareholders of Mooney Aircraft Corporation, dated as of March 12, 2001, by the members of the Board of Directors of Mooney;

      82. Affidavit of Lost Certificate and Indemnity Agreement by Mooney
Holding;

      83. Officer's Certificate, dated June 17, 1996, by Assistant Secretary of Mooney Holding;

      84. Officer's Certificate, dated June 17, 1996, by Assistant Secretary of Mooney;

      85. Second Extension of Termination of Financing Agreements, dated May 25, 2001, by Congress.

                                  SCHEDULE 3.1
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                           Wire Transfer Instructions

Wire to:          JPMorgan Chase
                  New York, New York
                  ABA No. 021 000 021

For credit to:    Congress Financial Corporation (Southwest)
                  Account No. 325-007-349
                  Re: Mooney Aircraft Corporation

                                  SCHEDULE 4.1
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                     List of Additional Conditions Precedent

      1. Assignors shall have received, in form and substance satisfactory to Assignor, all releases, agreements and such other documents as Assignor may request to evidence and effectuate the requirement that Assignor have a first priority perfected interest in and to all of the Deferred Purchase Price Collateral, duly authorized, executed and delivered by it or each of them.

      2. All requisite corporate action and proceedings in connection with this Agreement and the other AASI Security Agreements shall be satisfactory in form and substance to Assignor, and Assignor shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Assignor may have requested in connection therewith, such documents were requested by Assignor or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Assignee certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Assignee as is set forth herein and such documents as shall set forth the organizational identification number of Assignees, if one is issued in its jurisdiction of incorporation).

      4. Assignors shall have received, in form and substance satisfactory to Assignor, all consents, waivers, acknowledgments and other agreements from third persons which Assignor may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Deferred Purchase Price Collateral or to effectuate the provisions or purposes of this Agreement and the other AASI Security Agreements.

      5. Assignor shall have received evidence, in form and substance satisfactory to Assignor, that Assignor has a valid perfected first priority security interest in all of the Deferred Purchase Price Collateral.

      6. Assignor shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation or organization of Assignee, the jurisdiction of the chief executive office of Assignee and all jurisdictions in which assets of Assignee are located, which search results shall be in form and substance satisfactory to Assignor.

      7. All actions and proceedings required by the Assignment Agreements, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated.

      8. No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Assignment Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Assignment Agreements.

      9. Assignor shall have received, in form and substance satisfactory to Assignor, such opinion letters of counsel to Assignee with respect to the AASI Security Agreements, the Assignment Agreements and such other matters as Assignor may request.

      10. Assignor shall have received, in form and substance satisfactory to Assignor, evidence that the Transfer for Security Notice shall have been duly filed with the Bankruptcy Court.


                                      -ii-